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CROWN MEDIA HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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For Immediate Release

CROWN MEDIA RECONVENES STOCKHOLDER VOTE
ON ACQUISITION OF FILMS

Greenwood Village, Colorado — July 2, 2001— Crown Media Holdings, Inc. (Nasdaq: CRWN) announced today that it plans to reconvene its annual meeting on July 17, 2001 to allow shareholders to vote on the proposed purchase of approximately 700 film titles and related property and rights from Hallmark Entertainment Distribution, LLC. The Company intends to close the films transaction immediately after the reconvened annual meeting, or as soon thereafter as practical.

The original vote, scheduled for June 7, 2001 was postponed in order to allow Crown Media the opportunity to inform its shareholders of a shareholder lawsuit commenced on June 6, 2001 regarding the transaction. Since that time, the parties have agreed in principle to settle the lawsuit. The proposed settlement, entered into by Crown Media Holdings, Inc., Hallmark Cards, Incorporated and other defendants, provides that the purchase price for the films and related assets will be reduced by 425,000 shares of Crown Media Holdings Class A common stock. The proposed settlement is subject to a number of requirements, including entering into a definitive settlement stipulation, certification of a class consisting of all owners of Crown Media common stock (excluding the defendants), and final court approval of the settlement. While it will likely take a number of months to obtain final court approval of the settlement, the proposed settlement specifically permits the films transaction to be completed in the interim. A supplement to the proxy statement concerning the films transaction and the settlement was mailed to stockholders today.

About Crown Media Holdings, Inc.

Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality, broad appeal, entertainment programming. The company currently operates and distributes two cable channels: the Odyssey Network, scheduled to become the Hallmark Channel on August 6 in the United States, and the Hallmark Channel in more than 100 international markets. The combined channels have nearly 68 million subscribers worldwide. Significant investors in Crown Media Holdings include Hallmark Entertainment, Inc., a subsidiary of Hallmark Cards, Inc., Liberty Media Corp., EM.TV & Merchandising AG (parent company of The Jim Henson Company), the National Interfaith Cable Coalition and J. P. Morgan Partners (BHCA), L. P.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; and other risks detailed in the

Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s 10-K Report for the year ended December 31, 2000 and 10-Q Report for the quarter ended March 31, 2001. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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For additional information at Crown Media, please contact:

Investor Relations:	Media:

Mary Ellen Adipietro Lippert/Heilshorn & Associates 212-838-3777 mary@lhai.com	Elissa Grabowski Lippert/Heilshorn Associates 212-838-3777 elissa@lhai.com

Les Eisner The Lippin Group 323-965-1990 leisner@lippingroup.com